As filed with the Securities and Exchange Commission on March 6, 2026

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-2596371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6077 Primacy Parkway

Memphis, TN 38119

(901) 519-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew L. Barron

Senior Vice President, Chief Administrative and Legal Officer

6077 Primacy Parkway

Memphis, TN 38119

(901) 519-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Sylvamo Corporation

6,312,454 Shares of Common Stock

This prospectus covers the resale by the selling stockholders identified in this prospectus, or any other selling stockholders identified in supplements to this prospectus, of up to an aggregate of 6,312,454 shares of common stock, par value $1.00 per share (“common stock”), of Sylvamo Corporation (“Sylvamo,” the “Company,” “we” or “us”).

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders.

We are registering the resale of shares of our common stock (together with the associated preferred share purchase rights) in connection with the selling stockholders’ registration rights pursuant to the Cooperation Agreement described under the headings “Prospectus Summary” and “Selling Stockholders,” but the registration of those shares does not necessarily mean that any of those shares will be offered or sold by the selling stockholders pursuant to this prospectus or at all.

These securities may be offered and sold by the selling stockholders from time to time in accordance with the provisions, and subject to the limitations, set forth under the heading “Plan of Distribution.” The selling stockholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. Such sales shall not include any transactions through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or underwritten bought deals requiring active involvement of the Company. This prospectus describes the general terms of these securities and the general manner in which the selling stockholders will offer and sell these securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SLVM.” The last reported closing sale price of our common stock on NYSE was $45.13 per share on March 5, 2026.

INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Using this process, the selling stockholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus. Any prospectus supplement and any free writing prospectus may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus made available by us. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” in this prospectus, the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Some of the statements in this prospectus are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

Unless the context otherwise requires, the terms “Sylvamo”, the “Company”, “our company”, “we”, “us” and “our” in this prospectus refer to Sylvamo Corporation and, where appropriate, its consolidated subsidiaries. The term “selling stockholders” refers, collectively, to the selling stockholders named under the heading “Selling Stockholders” in this prospectus. The term “Atlas Group” refers, collectively, to Atlas FRM LLC, ACR Group Paper Holdings LP, Atlas Capital GP IV LP, Atlas Capital Resources GP IV LLC, Lapetus Capital III LLC, Atlas Capital Resources III LP, Atlas Capital GP III LP, Atlas Capital Resources GP III LLC, ACR Group Paper Holdings JR LP, and ACR Group Paper Holdings JR GP LLC.

Overview

Sylvamo Corporation is a global uncoated papers company with a broad portfolio of top-tier brands and low-cost, large-scale paper mills located in and serving the most attractive geographies, including Europe, Latin America and North America, which are our business segments. We produce uncoated freesheet (“UFS”) for paper products such as cutsize and offset paper, as well as market pulp. With roots going back to 1898, we have a long history of offering premium quality papers to meet the needs of our customers and end-users. Our mills in North America and Latin America predominantly rank in the lowest quartile on global and regional UFS cost curves, and we believe our low-cost operations enable us to serve our customers with the highest quality products at attractive margins. Our industry-leading brands, known for their long-standing reputation in their respective markets for product quality and performance, allow us to maintain our long-term relationships with top-tier customers throughout economic cycles. Our international reach and strong positioning across retail, merchant and e-commerce channels optimally positions us to meet the paper needs of our end-users around the world. This also provides geographical diversification of our revenue and profits.

For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.

Cooperation Agreement

We are party to a Cooperation Agreement with the Atlas Group which, prior to the expiration of the Cooperation Period (as defined and set forth therein), provided the Atlas Group with certain appointment and nomination rights regarding the membership and composition of the Company’s board of directors (the “Board”). In addition, pursuant to the Cooperation Agreement, the Company has agreed to file this registration statement to permit the Atlas Group to sell shares of the Company’s common stock beneficially owned by the Atlas Group, subject to the limitations set forth in the Cooperation Agreement. We have agreed to pay the reasonable expenses incurred in connection with the registration of the shares of common stock (together with the associated preferred share purchase rights) that may be offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants. See “Selling Stockholders”.

General Corporate Information

We completed our spin-off from International Paper on October 1, 2021, and our common stock commenced trading on NYSE on October 1, 2021. We were incorporated in March 2021 in connection with the spin-off. Our principal executive offices are located at 6077 Primacy Parkway, Memphis, Tennessee 38119. Our telephone number is (901) 519-8000. We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, we file periodic reports, proxy statements and other information with the SEC. The public may read and copy materials we file with the SEC via its website (www.sec.gov), which includes our annual and quarterly reports, proxy statements and other information. Our website address is www.sylvamo.com and our investor relations website is located at www.investors.sylvamo.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports can be found on our investor relations website, free of charge, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Trademarks, Service Marks, and Trade Names

We own or have rights to various trademarks, logos, service marks and trade names that we use in connection with the operation of our business, including Hammermill®, Chamex®, REY® and Postmark®. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are often listed without the ™, ® and © symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus.

THE OFFERING

Common stock offered by the selling stockholders	Up to 6,312,454 shares.

Terms of the offering	The selling stockholders will determine when and how they sell the shares of common stock (together with the associated preferred share purchase rights) offered from time to time pursuant to this prospectus, as described in “Plan of Distribution.” Such sales shall not include any transactions through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or underwritten bought deals requiring active involvement of the Company.

Volume limitations	The selling stockholders will not, without our prior written approval, effect, directly or indirectly, sales of shares pursuant to this prospectus if the sale of such shares in any three-month period would exceed the greater of (A) the volume limitations under Rule 144 promulgated under the Securities Act, and (B) 5% of the outstanding shares of our common stock.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock (together with the associated preferred share purchase rights) being offered from time to time pursuant to this prospectus. See “Use of Proceeds.”

NYSE symbol	Our common stock is listed on NYSE under the symbol “SLVM.”

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe, based on information currently available to our management, may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.

Forward-looking statements are not guarantees of future performance. Any or all forward-looking statements may turn out to be incorrect, and actual results could differ materially from those expressed or implied in forward-looking statements. Forward-looking statements are based on current expectations and the current economic environment. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors that are difficult to predict. Although it is not possible to identify all of these risks, uncertainties and other factors, the impact of the following factors, among others, on us or on our suppliers or customers, could cause our actual results to differ from those in the forward-looking statements: global or regional economic, civil, political conditions or trade developments; adverse climate and weather conditions, including risks to our forestlands and mills from drought, fires or floods; reduced demand for our products due to the cyclical nature of the paper industry, the industry-wide secular decline in paper demand, or competition from other businesses; increased costs or reduced availability of the raw materials, energy, transportation (truck, rail and ocean) and labor needed to manufacture and deliver our products; a material disruption at any of our manufacturing facilities; information technology risks including potential cybersecurity breaches affecting us or third parties with which we do business; extensive environmental, tax and other laws and regulations in the Brazil, Europe, the United States and other jurisdictions to which we are subject, including our compliance costs and risk of liability and loss for violations; our reliance on a small number of customers; and the factors disclosed under “Risk Factors” in the periodic reports we file with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to various risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated in this prospectus by reference (and in any of our annual reports on Form 10-K and quarterly reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. All shares of common stock (together with the associated preferred share purchase rights) offered from time to time pursuant to this prospectus are being registered for the account of the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the selling stockholders identified in this prospectus or any other selling stockholder identified in supplements to this prospectus of up to an aggregate of 6,312,454 shares of our common stock, which consists of shares held by the selling stockholders listed below as of the date of this prospectus. When we refer to the “selling stockholders” in this prospectus, we mean the persons specifically identified in the table below, as well as, if applicable (and in accordance with the Cooperation Agreement), their permitted transferees.

The selling stockholders and any brokers, dealers or agents that participate in the distribution of shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

The following table sets forth information about the maximum number of shares of common stock (together with the associated preferred share purchase rights) that may be offered from time to time by the selling stockholders under this prospectus. In addition, the selling stockholders identified below may sell, transfer, assign or otherwise dispose of some or all of their shares in transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the number of shares that will be held by the selling stockholders upon termination of this offering. The percentage of shares of our common stock beneficially owned by the selling stockholders both prior to and following the offering of securities pursuant to this prospectus is based on 39,508,464 shares of our common stock outstanding as of March 1, 2026. The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. References in the table and its footnotes to shares of our common stock owned or offered by the selling stockholders include in each case the associated preferred share purchase rights.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering(1)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage		Number	Percentage
ACR Group Paper Holdings JR LP(3)(4)(5)	6,312,454	15.98%	6,312,454	—	—

(1)	Beneficial ownership has been determined in accordance with Section 13d-3(d) of the Exchange Act and the rules thereunder.
(2)	Assumes the selling stockholders sell all of the shares of common stock that may be offered from time to time pursuant to this prospectus.
(3)

ACR Group Paper Holdings JR LP, a Delaware limited partnership (“ACR GPH JR”), is the direct beneficial owner of 6,312,454 shares of our common stock. ACR Group Paper Holdings JR GP LLC, a Delaware limited liability company (“ACR GP JR GP”), is the general partner of ACR GPH JR. ACR Group Paper Holdings LP, a Delaware limited partnership (“ACR GPH”), is the sole and controlling member of ACR GPH JR GP. Atlas Capital GP IV LP, a Delaware limited partnership (“AC GP IV”), is the general partner of ACR GPH. Atlas Capital Resources GP IV LLC, a Delaware limited liability company (“ACR GP IV”), is the general partner of AC GP IV. Atlas GP Global Holdings LLC, a Delaware limited liability company (“AGP GH”), is the manager of ACR GP IV.

(4)

Andrew M. Bursky and Timothy J. Fazio, each a United States citizen and a manager and Managing Partner of AGP GH, which may be deemed to control ACR GPH JR, ACR GPH JR GP, ACR GPH, AC GP IV and ACR GP IV. Each of Messrs. Bursky and Fazio, together with ACR GPH JR, ACR GPH JR GP, ACR GPH, AC GP IV, ACR GP IV and AGP GH expressly disclaims beneficial ownership with respect to any shares of our common stock other than shares of our common stock owned directly by him or it.

(5)	The address of the principal business office of each of the selling stockholders is 100 Northfield Street, Greenwich, Connecticut 06830.

Cooperation Agreement

We are party to a Cooperation Agreement with the Atlas Group, which, prior to the expiration of the Cooperation Period, provided the Atlas Group with certain appointment and nomination rights regarding the membership and composition of the Company’s Board.

On November 5, 2025, the Atlas Group delivered to Karl Meyers and Mark Wilde, each then-current directors of the Company initially nominated to the Board pursuant to the Cooperation Agreement, a notice designating in writing that Mr. Meyers and Mr. Wilde resign from the Board (each such notice, a “Director Resignation Notice”) and notified the Company in writing that such Director Resignation Notices were delivered and that the Atlas Group waived its rights under the Cooperation Agreement to recommend a substitute person to replace either Mr. Meyers or Mr. Wilde as directors of the Company. As a result, pursuant to the terms of the Cooperation Agreement, the Cooperation Period terminated on November 13, 2025.

Pursuant to the terms of the Cooperation Agreement, the Company has agreed to file this registration statement and keep such registration statement continuously effective until the date that is nine months following the expiration of the Cooperation Period, or August 13, 2026, to permit the Atlas Group to sell shares of the Company’s common stock beneficially owned by the Atlas Group, subject to the limitations set forth in the Cooperation Agreement.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2023 and is incorporated herein by reference.

Other Material Relationships

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described herein and other than their ownership of our common stock.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026.

DIVIDEND POLICY

On May 17, 2024, the Board approved an increase to our quarterly cash dividend to $0.45 per share of the Company’s common stock beginning with the dividend payable for our second quarter of 2024. We expect to continue to pay regular quarterly cash dividends in the foreseeable future, though each quarterly dividend payment is subject to review and approval by our Board in its sole discretion. Our ability to pay dividends is, and in the future will continue to be, dependent on the then existing conditions, including our financial condition, results of operations, capital requirements, legal and contractual limitations (including covenants in our agreements governing our indebtedness) and other factors our Board deems relevant.

On September 12, 2025, the Board approved a share repurchase program under which the Company may purchase up to an aggregate amount of $150 million of shares of its common stock (the “Repurchase Program”). Pursuant to the Repurchase Program, the Company may repurchase in amounts, at prices and at such times as it deems appropriate, subject to market conditions and other considerations, including all applicable legal requirements. Repurchases may include purchases on the open market or privately negotiated transfers, under Rule 10b5-1 trading plans, under accelerated share repurchase programs, in tender offers and otherwise. The Repurchase Program does not obligate the Company to acquire any particular amount of shares of its common stock and may be modified or suspended at any time at the Company’s discretion.

On November 10, 2025, the Board declared a dividend of one preferred share purchase right (a “Right”), payable on November 20, 2025, for each share of the Company’s common stock outstanding on November 20, 2025 to the stockholders of record on that date. In connection with the distribution of the Rights, the Company entered into a Rights Agreement (the “Rights Agreement”), dated as of November 10, 2025, between the Company and Computershare Trust Company, N.A., as rights agent. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, par value $1.00 per share (each, a “preferred share”), of the Company at a price of $215.00 per one one-thousandth of a preferred share represented by a Right, subject to adjustment.

Delaware law requires that dividends be paid only out of “surplus,” which is defined as the fair market value of our net assets, minus our stated capital; or out of the current or the immediately preceding year’s earnings. These restrictions are based in part on the prior year’s statutory income and surplus, as well as earned surplus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and

•	tax-qualified retirement plans.

If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as gain realized from sale or other taxable disposition as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates to a U.S. individual or corporation (as applicable). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year preceding the Non-U.S. Holder’s disposition of our common stock and (2) the Non-U.S. Holder’s holding period for our common stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates to a U.S. individual or corporation (as applicable). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of common stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. On December 13, 2018, the U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our common stock.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION

Subject to the conditions and limitations set forth in the Cooperation Agreement, the shares of our common stock (together with the associated preferred share purchase rights) covered by this prospectus are being registered to permit the selling stockholders and their permitted transferees (as permitted under the Cooperation Agreement) to offer and sell such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of the common stock offered by the selling stockholders. We will bear the fees and expenses incurred by us in connection with our obligation pursuant to the Cooperation Agreement to register the shares of our common stock covered by this prospectus.

The selling stockholders will not, without the Company’s prior written approval, effect, directly or indirectly, sales of shares of our common stock (together with the associated preferred share purchase rights) pursuant to this prospectus if the sale of such shares in any three-month period would exceed the greater of (A) the volume limitations under Rule 144 promulgated under the Securities Act, and (B) 5% of the outstanding shares of our common stock. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of common stock (together with the associated preferred share purchase rights) covered by this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, to or through dealers or through agents, on NYSE or any other stock exchange on which the shares are listed, through any ATS or other trading platform in any over-the-counter market or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such offers and sales may be carried out through brokers and dealers and other market intermediaries, including persons deemed to be “statutory underwriters,” as well as by lenders upon foreclosure of shares posted as collateral but shall not include any transactions through one or more persons who are specifically engaged to act as underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or underwritten bought deals requiring active involvement of the Company. Subject, to the extent applicable to the Company’s right to repurchase in connection with the lenders’ exercise of remedies required to be requested by the selling stockholders pursuant to the Cooperation Agreement, offers and sales may be made hereunder by lenders upon default or otherwise in regard to loans made to selling stockholders and secured by shares of our common stock, and such offers and sales may be made either in the lender’s name or in the name of the applicable selling stockholder or its permitted transferee. Subject to the limitations set forth above, such sales may be effected by a variety of methods, including the following:

•	in ordinary market transactions or on any national securities exchange, ATS or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•

through the writing or settlement of standardized or over-the-counter options or other hedging transactions (including the issuance by the selling stockholders of derivative securities, including warrants, exchangeable securities or forward delivery contracts and the writing or settlement of options or entry into swaps, futures or forward sales, including pre-paid forwards), whether the options or such other derivative securities or other instruments are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge as well as loans of shares or transactions under repurchase agreements or reverse repurchase agreements;

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;

•	in a public auction, specific bidding or similar process;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	in exchange distribution in accordance with the rules of the applicable exchange;

•	through the distribution of securities by any selling stockholder to its partners, members, investors or securityholders;

•	through any combination of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others or transferred under a repurchase or reverse repurchase agreement or similar agreement to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock.

The selling stockholders may enter into hedging transactions with broker-dealers or any other person, and such broker dealers or other persons may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with the distributions of the shares by such broker dealers or other persons.

The selling stockholders may also directly make offers to sell some or all of the shares of common stock (together with the associated preferred share purchase rights) offered by them pursuant to this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

From time to time, the selling stockholders may sell the shares of common stock (together with the associated preferred share purchase rights) offered by them pursuant to this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers and such transactions shall not be deemed to be a firm commitment or best efforts underwriting (however, for the avoidance of doubt, such transactions shall not require active involvement of the Company).

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of common stock offered by them pursuant to this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering but such transactions shall not be deemed to be a firm commitment or best efforts underwriting (however, for the avoidance of doubt, such transactions shall not require active involvement of the Company).

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus. The number of shares offered under this prospectus by a given selling stockholder will decrease as and when such events occur. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered by them pursuant to this prospectus may be used to cover short sales. The Atlas Group has agreed to request that the loan or collateral agreements relating to any margin loan include a right of the Company to purchase the shares in connection with the applicable lender’s exercise of remedies in respect of such shares.

In addition to the transactions described above, the selling stockholders may sell the shares of common stock (together with the associated preferred share purchase rights) covered by this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of shares of our common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, if, in respect to Rules 101 and 102 thereunder, the selling stockholders are deemed to be “affiliated purchasers” of the Company or any distribution participant (which they may not be). Regulation M may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the common stock.

A selling stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners, investors or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

Under the Cooperation Agreement, we have agreed with the Atlas Group to keep the registration statement of which this prospectus constitutes a part effective until the date that is nine months following the expiration of the Cooperation Period, or August 13, 2026.

We have agreed to indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of common stock offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders has agreed to indemnify us, in certain circumstances, against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court of competent jurisdiction to be unavailable to any indemnified party, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.

We have agreed to pay the expenses of the registration of the shares of common stock (together with the associated preferred share purchase rights) offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The financial statements of Sylvamo Corporation incorporated by reference in this prospectus, and the effectiveness of Sylvamo Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-40718). We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our common stock (together with the associated preferred share purchase rights) being offered in this prospectus. This prospectus, and any document incorporated by reference into this prospectus, which form part of the registration statement, does not contain all of the information included in the registration statement and the attached exhibits. You will find additional information about us and our common stock and the preferred share purchase rights associated with our common stock in the registration statement. References in this prospectus to any of our contracts, agreements, or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above, as well as on our website, www.sylvamo.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus, and you should not consider the contents of, or other information accessible through, our website in making an investment decision with respect to our common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026 (the “2025 Form 10-K”);

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2025;

•

the description of our common stock, par value $1.00 per share, and the preferred share purchase rights associated with our common stock contained in Exhibit 4.3 to our 2025 Form 10-K, and any amendments or reports filed for the purpose of updating such description; and

•

the description of the preferred share purchase rights associated with our common stock contained in our registration statement on Form 8-A filed with the SEC on November 10, 2025, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information in this prospectus or in a document incorporated by reference into this prospectus automatically updates and supersedes more dated information. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to:

Sylvamo Corporation

6077 Primacy Road

Memphis, TN 38119

Attention: Senior Vice President, Chief Administrative and Legal Officer

(901) 519-8000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the selling stockholders named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:

SEC registration fee	$34,288
Legal fees and expenses	45,000
Accounting fees and expenses	55,000
Printing expenses	20,000

Total	$154,288

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except (i) where the director or officer breached their duty of loyalty, (ii) where the director or officer failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (iii) where the director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, (iv) where the director or officer obtained an improper personal benefit or (v) with respect to an officer, in any action by or in the right of the corporation. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and that we must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Sylvamo Corporation (incorporated by reference to Exhibit 3.1 to Sylvamo Corporation’s Registration Statement on Form S-8 filed with the SEC on September 28, 2021).

3.2	Certificate of Amendment to the Certificate of Incorporation of Sylvamo Corporation (incorporated by reference to Exhibit 3.2 to Sylvamo Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2024).

3.3	Second Amended and Restated By-Laws of Sylvamo Corporation (incorporated by reference to Exhibit 3.1 to Sylvamo Corporation’s Current Report on Form 8-K filed with the SEC on May 16, 2025).

3.4	Certificate of Designations designating Series B Preferred Stock of Sylvamo Corporation, as filed with the Delaware Secretary of State on November 10, 2025 (incorporated by reference to Exhibit 3.1 to Sylvamo Corporation’s Current Report on Form 8-K filed with the SEC on November 10, 2025).

4.1	Cooperation Agreement, dated February 14, 2023, by and among Sylvamo Corporation and the persons and entities set forth on the exhibit thereto (incorporated by reference to Exhibit 10.1 to Sylvamo Corporation’s Current Report on Form 8-K filed with the SEC on February 15, 2023).

4.2	Form of Common Stock Certificate of Sylvamo Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Sylvamo Corporation’s Registration Statement on Form 10 filed with the SEC on August 23, 2021).

4.3	Rights Agreement, dated as of November 10, 2025 between Sylvamo Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to Sylvamo Corporation’s Current Report on Form 8-K filed with the SEC on November 10, 2025).

5.1*	Opinion of Kirkland & Ellis LLP.

Exhibit Number	Description

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on March 6, 2026.

Sylvamo Corporation

By:	/s/ John V. Sims
Name:	John V. Sims
Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Sylvamo Corporation hereby appoint each of John V. Sims, Donald P. Devlin and Matthew Barron, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John V. Sims John V. Sims	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2026

/s/ Donald P. Devlin Donald P. Devlin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 6, 2026

/s/ Kevin W. Ferguson Kevin W. Ferguson	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 6, 2026

/s/ Christine Breves Christine Breves	Director	March 6, 2026

/s/ Lizanne M. Bruce Lizanne M. Bruce	Director	March 6, 2026

/s/ Jeanmarie Desmond Jeanmarie Desmond	Director	March 6, 2026

/s/ Joia Johnson Joia Johnson	Director	March 6, 2026

Signature	Title	Date

/s/ David Petratis David Petratis	Director and Chairman of the Board	March 6, 2026

/s/ James Zallie James Zallie	Director	March 6, 2026